EXHIBIT 32

Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

This certification is not deemed filed pursuant to the Securities Exchange Act of 1934, as amended, and does not constitute a part of the Annual Report of Hypercom Corporation (the “Company”) on Form 10-K/A (Amendment No. 1 to Annual Report on Form 10-K for the period ending December 31, 2009), as filed with the Securities and Exchange Commission on the date hereof (the “Report”).

In connection with the Report, we, Philippe Tartavull, as Chief Executive Officer of the Company, and Thomas B. Sabol, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 1, 2010	By:	/s/ Philippe Tartavull
Philippe Tartavull
Chief Executive Officer

Dated: December 1, 2010	By:	/s/ Thomas B. Sabol
Thomas B. Sabol
Chief Financial Officer